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                                                                     Exhibit 5.2

                      [Willkie Farr & Gallagher Letterhead]


December 18, 2002


Converium Holding AG
Converium AG
Converium Finance S.A.
   c/o Converium AG.
General Guisan-Quai 26
8022 Zurich
Switzerland

Ladies and Gentlemen:

            We have acted as United States counsel to Converium Finance S.A., a societe anonyme incorporated in Luxembourg (the "Company"), Converium Holding AG, a limited liability company incorporated in Switzerland ("Converium Holding") and Converium AG, a limited liability company incorporated in Switzerland ("Converium" and together with the Company and Converium Holding, the "Registrants") in connection with the Registrants' registration statement on Form F-1 (Registration Number 333-101169) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to Rule 462(b) thereunder, on the date hereof (the "Registration Statement"), relating to the registration of additional 8 1/4% Guaranteed Subordinated Notes due 2032 (the "Notes"), to be issued pursuant to an Indenture (the "Indenture"), in the form filed as Exhibit 4.3 to the Registration Statement, to be executed by the Company, Converium, Converium Holding and JPMorgan Chase Bank, as trustee (the "Trustee").

            In so acting, we have examined and are familiar with originals or copies of such documents and other records of the Registrants and certificates of public officials and officers of the Registrants as we have deemed necessary or appropriate to provide a basis for the opinions set forth below, including without limitation the Registration Statement, the Indenture, the form of Note and the form of subordinated guarantee constituting the joint and several obligations of each of Converium Holding and Converium endorsed on the Notes (collectively, the "Subordinated Guarantee").

            In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrants.
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Converium Holding AG
Converium AG
Converium Finance S.A.
Page 2


            Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that when the Indenture and the Subordinated Guarantee have been duly executed by the parties thereto and delivered by the Company and the Trustee and the Notes have been duly executed, authenticated, issued, delivered and paid for as contemplated in the Registration Statement and the prospectus contained therein in accordance with the Indenture, the Notes and the Subordinated Guarantee will constitute valid and legally binding obligations of the Registrants enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (regardless of whether enforcement is considered in a proceeding in equity or law); provided, however, that we express no opinion with respect to the subordination provisions of the Subordinated Guarantee, which are governed by Swiss law.

            With respect to the opinions rendered herein, we have assumed without any independent investigation that:

            (i) each party to the Indenture, the Notes and the Subordinated Guarantee (the "Documents") (a) is duly organized, validly existing, and, to the extent such concept is recognized, in good standing under the laws of the jurisdiction of its organization, is duly qualified as a foreign corporation and, to the extent such concept is recognized, in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, (b) has the requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged and to execute, deliver and perform its obligations under the Indenture and Notes, and (c) to the extent that the payment of any tax, fee or other similar obligation is a condition to the ability of such party to enter into an enforceable contract, all such taxes, fees and other obligations have been timely paid;

            (ii) each party to the Documents has (a) taken all corporate and, if necessary, shareholder action, to authorize the execution, delivery and performance of the Documents and (b) duly executed and delivered the Documents;

            (iii) the execution, delivery and performance of the respective obligations of each party to the Documents under the Documents do not violate or conflict with or constitute a default or breach under (a) any of the terms, conditions or provisions of the organizational documents of such party or the organizational documents of any other party thereto, (b) any law, rule or regulation of the jurisdiction of organization of any party to the Documents or of any other jurisdiction (other than the United States Federal and New York state laws) in which such party conducts business or owns property or other assets or any order, writ, injunction or decree of any court or other governmental or public body or authority applicable to such party or (c) any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such party is a party or by which any property or assets of such party is bound or to which any of them may be subject; and
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Converium Holding AG
Converium AG
Converium Finance S.A.
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            (iv) The Trustee has properly authenticated the Notes in accordance with the Indenture.

            The statements expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

            This letter is not to be used, circulated, quoted, reproduced, in whole or in part, or otherwise referred to for any other purpose, nor is it to be filed with or furnished to any governmental agency, except as provided in the immediately preceding paragraph, or other person without prior written consent, except as required by law or in compliance with a court order.

Very truly yours,

/s/ Willkie Farr & Gallagher